UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2014

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54785	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

102 Ha’Avoda Street, P.O. Box 432, Ashkelon, Israel	L3 7810301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Preferred Stock and Warrant Issuance

On August 29, 2014, Integrity Applications, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company issued to the Purchasers an aggregate of 3,036 units of the Company (each a “Unit” and, collectively, the “Units”), each Unit consisting of (a) one share of the Company’s newly designated Series B 5.5% Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion price of $5.80 per share, (b) a five year warrant to purchase, at an exercise price of $5.80 per share, up to such number of shares of Common Stock issuable upon conversion of such share of Preferred Stock (each a “Series B-1 Warrant”) and (c) a five year warrant to purchase, at an exercise price of $10.00 per share, up to such number of shares of Common Stock issuable upon conversion of such share of Preferred Stock (each a “Series B-2 Warrant” and, together with the Series B-1 Warrants, collectively, the “Warrants”).  The shares of Preferred Stock included in the Units are convertible into an aggregate of 523,449 shares of Common Stock, and the Warrants included in the Units are exercisable for an aggregate of 1,046,898 shares of Common Stock, in each case subject to adjustment as described below.  The Company received aggregate gross proceeds of $3,036,000 from the sale of the Units pursuant to the Purchase Agreement.

Series B 5.5% Convertible Preferred Stock

Subject to certain ownership limitations described below, the Preferred Stock is convertible at the option of the holder at any time and from time to time into shares of Common Stock at a conversion price of $5.80 per share (calculated by dividing the stated value per share of Preferred Stock, which is initially $1,000, by the conversion price per share).  The conversion price of the Preferred Stock is subject to adjustment for certain issuances of Common Stock or other securities of the Company at an effective price per share that is lower than the conversion price then in effect, as well as for stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders.  In addition, the holders of Preferred Stock will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of Common Stock to the same extent as if such holders of Preferred Stock had converted all of their shares of Preferred Stock prior to such distribution.  In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations of the Company, the holders of Preferred Stock will be entitled to receive, upon conversion of their shares of Preferred Stock, any securities or other consideration received by the holders of the Common Stock pursuant to the fundamental transaction.

Holders of Preferred Stock are entitled to receive cumulative dividends at a rate of 5.5% per annum, based on the stated value per share of Preferred Stock.  Dividends on the Preferred Stock are payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2014, and on each conversion date (with respect to the shares of Preferred Stock being converted).  For so long as required under the terms of the Certificate of Designations for the Company’s outstanding Series A 5% Convertible Preferred Stock, dividends will be payable only in shares of Common Stock.  Thereafter, dividends on the Preferred Stock will be payable, at the option of the Company, in cash and/or, if certain conditions are satisfied, shares of Common Stock or a combination of both.  Shares of Common Stock issued as payment of dividends will be valued at the lower of (a) the then current conversion price of the Preferred Stock or (b) the average of the volume weighted average price for the Common Stock on the principal trading market therefor for the 10 trading days immediately prior to the applicable dividend payment date.  The Company will incur a late fee of 9% per annum, payable in cash, on dividends that are not paid within three trading days of the applicable dividend payment date.

Subject to any limitations under the terms of the Certificate of Designations for the Company’s outstanding Series A 5% Convertible Preferred Stock, the Company may become obligated to redeem the Preferred Stock in cash upon the occurrence of certain triggering events, including, among others, a material breach by the Company of certain contractual obligations to the holders of the Preferred Stock, the occurrence of a change in control of the Company, the occurrence of certain insolvency events relating to the Company, or the failure of the Common Stock to continue to be listed or quoted for trading on one or more specified United States securities exchanges or a regulated quotation service.  In addition, upon the occurrence of certain triggering events, each holder of Preferred Stock will have the option to require the Company to redeem such holder’s shares of Preferred Stock for a redemption price payable in shares of Common Stock or receive an increased dividend rate of 9% on all of such holder’s outstanding Preferred Stock.

Subject to certain conditions contained in the Certificate of Designations, Preferences and Rights relating to the Preferred Stock (the “Certificate of Designations”), the Company will have the option to force the conversion of the Preferred Stock (in whole or in part) if (a) the volume weighted average price for the Common Stock on its principal trading market exceeds $10.00 for each of any 20 trading days during any 30 consecutive Trading Day period and the average daily dollar trading value for the Common Stock during such 30 day period exceeds $50,000 or (b) the Company receives approval to list the Common Stock on a national securities exchange.

If the Company fails to timely deliver certificates for shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”) and, as a result, the holder is required by its brokerage firm to purchase shares of Common Stock to deliver in satisfaction of a sale by such holder of the Conversion Shares (a “Buy-In”), the Company will be required to: (a) pay the converting holder in cash an amount equal to the amount, if any, by which such holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds the product of (i) the aggregate number of Conversion Shares due to the holder, multiplied by (ii) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions); and (b) at the option of such holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion will be deemed rescinded) or deliver to such holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements.  In addition, the Company will be required to pay partial liquidated damages of $10 per trading day for each $1,000 of stated value of any shares of Preferred Stock which have been converted by a holder and in respect of which the Company fails to deliver Conversion Shares by the eighth day following the applicable conversion date.

As long as at least 35% of the originally issued shares of Preferred Stock are outstanding, without the written consent of the holders of a majority in stated value of the outstanding Preferred Stock, the Company will not be permitted to, among other things, incur indebtedness or liens not permitted under the Certificate of Designations; repay, repurchase, pay dividends on or otherwise make distributions in respect of any shares of Common Stock or other securities junior to the Preferred Stock; or enter into certain transactions with affiliates of the Company.

Subject to the beneficial ownership limitation described below, holders of Preferred Stock will vote together with the holders of Common Stock and Series A 5% Convertible Preferred Stock on an as-converted basis.  Holders will not be permitted to convert their Preferred Stock if such conversion would cause such holder to beneficially own more than 4.99% of the outstanding Common Stock (subject to increase to 9.99%, at the option of the holder, upon no less than 61 days prior written notice to the Company) (the “Beneficial Ownership Limitation”).  In addition, no holder may vote any shares of Preferred Stock (on an as converted to Common Stock basis) in excess of the Beneficial Ownership Limitation.

Subject to certain limitations, so long as any Purchaser holds any shares of Preferred Stock, if (a) the Company sells any shares of Common Stock or other securities convertible into, or rights to acquire, Common Stock and (b) a Purchaser then holding Preferred Stock, Warrants, Conversion Shares or Warrant Shares (defined below) reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to the purchaser in such subsequent sale of securities than are the terms and conditions granted to such Purchaser, then the Purchaser will be permitted to require the Company to amend the terms of this transaction (only with respect to such Purchaser) so as to match the terms of the subsequent issuance (including, for the avoidance of doubt, any terms and provisions that are or may be less favorable to such Purchaser).

Warrants

The Warrants have a five-year term commencing on August 29, 2014 and ending on August 28, 2019.  Until the end of the term, the Warrants will be exercisable at any time and from time to time at an exercise price of $5.80 per share (with respect to the Series B-1 Warrants) or $10.00 per share (with respect to the Series B-2 Warrants).  The Warrants contain adjustment provisions substantially similar to those of the Preferred Stock as described above, except that the Warrants shall not include dilution protection for issuances of securities at an effective price per share lower than the conversion price of such Warrants.  In addition, the Warrants provide for protection for a Buy-In on substantially the same terms as described above with respect to the Preferred Stock.  No holder may exercise its Warrants in excess of the Beneficial Ownership Limitation.

Registration Rights

In connection with the sale of the Units, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”) pursuant to which, subject to certain exceptions, the Company has agreed to file with the Securities and Exchange Commission, no later than 90 days after the issuance of the Units, a registration statement covering the resale of all of (a) the Conversion Shares, (b) the shares of Common Stock issuable upon exercise of the Warrants in full (the “Warrant Shares”); (c) the shares of Common Stock issuable as dividends on the Preferred Stock (assuming all dividends are made in shares of Common Stock); (d) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Preferred Stock or the Warrants; and (e) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.  Subject to certain exceptions and limitations specified in the Registration Rights Agreement, the Company will be required to pay each holder partial liquidated damages in cash in the amount of 2% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreement if the Company fails to timely file a registration statement; timely file a request for acceleration of a registration statement; timely respond to SEC comments with respect to a registration statement; obtain the effectiveness of a registration statement within 90 days from the filing thereof; or maintain the effectiveness of a registration statement for the periods required under the Registration Rights Agreement.

Placement Agent Compensation

Pursuant to a placement agent agreement (the “Placement Agent Agreement”) with the placement agent for the Offering (the “Placement Agent”), at the closing of the sale of the Units the Company paid the Placement Agent, as a commission, an amount equal to 7% of the aggregate sales price of the Units, plus 3% of the aggregate sales price as a management fee plus a non-accountable expense allowance equal to 3% of the aggregate sales price of the Units.  In addition, pursuant to the Placement Agent Agreement, we are required to issue to the Placement Agent: (a) 5 year warrants to purchase up to 104,690 shares of Common Stock at an exercise price of $5.80 per share and (b) 5 year warrants to purchase up to 52,345 shares of Common Stock at an exercise price of $10.00 per share.  The terms of the Placement Agent warrants will be substantially similar to the Warrants except that the Placement Agent warrants will also be exercisable on a cashless basis at all times.

Adjustment of Exercise Price of Certain Warrants

As a result of the issuance of the Units, pursuant to the terms of the warrants issued to the purchasers of the Company’s Series A 5% Convertible Preferred Stock (the “Series A Warrants”), on August 29, 2014, the exercise price per share of the Series A Warrants decreased from $6.96 per share to $5.80 per share and the number of shares of Common Stock issuable upon exercise of each Series A Warrant, in the aggregate, increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, will be equal to the aggregate exercise price prior to such adjustment.

THE FOREGOING IS A SUMMARY OF THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE REGISTRATION RIGHTS AGREEMENT, THE SERIES B-1 WARRANTS AND THE SERIES B-2 WARRANTS AND DOES NOT PURPORT TO BE COMPLETE.  THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SECURITIES PURCHASE AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE WARRANTS AND THE REGISTRATION RIGHTS AGREEMENT, COPIES OF WHICH ARE FILED HEREWITH AS EXHIBITS 4.1, 3.1, 4.2, 4.3 AND 4.4, RESPECTIVELY.

Item 3.02           Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

The Units were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act.  The Units were offered only to “accredited investors,” as such term is defined under the Securities Act, and were not offered pursuant to a general solicitation.

Item 3.03           Material Modification to Rights of Security Holders.

The information provided in Items 1.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the sale of the Units, on August 29, 2014, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware.  The Certificate of Designations amends the Certificate of Incorporation of the Company, as amended to date, to provide for the issuance of the Preferred Stock and to fix and determine the rights, preferences and restrictions relating to the Preferred Stock.

Item 7.01	Regulation FD Disclosure.

On September 3, 2014, the Company issued a press release announcing the sale of the Units.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Designation of Preferences and Rights of Series B 5.5% Convertible Preferred Stock

4.1	Securities Purchase Agreement

4.2	Form of Registration Rights Agreement

4.3	Form of Series B-1 Common Stock Purchase Warrant

4.4	Form of Series B-2 Common Stock Purchase Warrant

99.1	Press Release dated September 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 5, 2014

INTEGRITY APPLICATIONS, INC.

By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Designation of Preferences and Rights of Series B 5.5% Convertible Preferred Stock

4.1	Securities Purchase Agreement

4.2	Form of Registration Rights Agreement

4.3	Form of Series B-1 Common Stock Purchase Warrant

4.4	Form of Series B-2 Common Stock Purchase Warrant

99.1	Press Release dated September 3, 2014